UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2015 (December 3, 2014)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 4, 2014, Barnes & Noble, Inc. (the “Company”) filed a Current Report on Form 8−K (the “Report”) with the Securities and Exchange Commission (the “Commission”) that had, as its Exhibit 10.1, a Commercial Agreement Amendment and Termination Agreement and Patent Agreement Amendment (the “Commercial Agreement Termination Agreement”) with Microsoft Corporation, a Washington corporation, NOOK Media LLC, a Delaware limited liability company, barnesandnoble.com llc, a Delaware limited liability company, and Microsoft Licensing GP, a Nevada general partnership. Portions of the Commercial Agreement Termination Agreement were redacted based upon a request for confidential treatment filed with the Commission.

This Amendment No. 1 to the Report is made in response to comments received from the Staff of the Commission regarding the Company’s request for confidential treatment of certain provisions of the Commercial Agreement Termination Agreement.  The Company has withdrawn its request for confidential treatment in response to such comments. The Commercial Agreement Termination Agreement filed with this amendment as Exhibit 10.1 reflects the withdrawal of the confidential treatment request and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	The following exhibits are filed as a part of this Report.

Exhibit No.	Description
10.1
Commercial Agreement Amendment and Termination Agreement and Patent Agreement Amendment dated as of December 3, 2014, among Microsoft Corporation, Barnes & Noble, Inc., NOOK Media LLC, barnesandnoble.com llc and Microsoft Licensing GP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: February 17, 2015	By:	/s/ Bradley A. Feuer
		Name:	Bradley A. Feuer
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1
Commercial Agreement Amendment and Termination Agreement and Patent Agreement Amendment dated as of December 3, 2014, among Microsoft Corporation, Barnes & Noble, Inc., NOOK Media LLC, barnesandnoble.com llc and Microsoft Licensing GP.